UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
 SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2020

TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.

(Exact name of Registrant as specified in its charter)

COLORADO	333-212006	84-0464189
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 W. 116th Avenue
Westminster, Colorado	80234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 452-6111

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item  1.02    Termination of a Material Definitive Agreement.

On April 10, 2020, Tri-State Generation and Transmission Association, Inc. (“Tri-State”) and Delta-Montrose Electric Association (“DMEA”) entered into a Membership Withdrawal Agreement (“Withdrawal Agreement”) and a Contract for Purchase and Sale of Facilities (“Purchase Agreement”).  The Withdrawal Agreement and Purchase Agreement are entered into pursuant to a Settlement Agreement, dated July 19, 2019, between Tri-State and DMEA.  The Withdrawal Agreement provides for the following to occur effective as of the withdrawal date: (a) the withdrawal of DMEA from membership in Tri-State, (b) the termination of certain existing contracts between Tri-State and DMEA, (c) the assignment by Tri-State of the Wholesale Electric Service Contract, dated November 1, 2001, between Tri-State and DMEA, to DMEA’s new third-party power supplier pursuant to an Assignment and Assumption Agreement, (d) the entering into certain new contracts between Tri-State and DMEA for the continued operations of the transmission and telecommunications system between Tri-State and DMEA, (e) the conveyance of certain assets and facilities by Tri-State to DMEA pursuant to the Purchase Agreement, and (f) the retirement by Tri-State and forfeiture by DMEA of the current balance of DMEA’s patronage capital allocation. The Purchase Agreement provides the specific details on the assets and facilities to be conveyed by Tri-State to DMEA on the withdrawal date and the granting of certain easements to each Party, along with the conditions and deliverables associated with such conveyance.

Under the Withdrawal Agreement, DMEA is required to pay, or cause DMEA’s new third party power supplier to pay, $88.5 million to Tri-State prior to the withdrawal date.  The $88.5 million includes the $26 million for the conveyance of certain assets and facilities by Tri-State to DMEA pursuant to the Purchase Agreement. The $88.5 million was the product of a negotiated settlement and unique to DMEA and constitutes a compromise and resolution of various disagreements between the Parties.  As of the date of this Current Report on Form 8-K, the balance of DMEA’s patronage capital that will be retired by Tri-State and forfeited by DMEA upon the withdrawal date is approximately $48 million.

The withdrawal date is subject to satisfaction or waiver of certain conditions, the payment of the $88.5 million, and the receipt of certain approvals, including by the Federal Energy Regulatory Commission.  The Withdrawal Agreement provides for and Tri-State anticipates, subject to receipt of certain approvals, for the withdrawal date to occur at the end of day on June 30, 2020. If a Colorado Public Utilities Commission approval related to the conveyance of certain assets and facilities to DMEA is delayed, Tri-State and DMEA may agree to proceed with all of the other items referenced above to occur on the withdrawal date other than conveyance of such assets and facilities, which conveyance and payment for the assets and facilities will then occur in accordance with the Purchase Agreement promptly after receipt of such approval.

This Current Report on Form 8-K contains forward-looking statements concerning the timing of the closing of the Withdrawal Agreement, which will depend on a number of factors.  There can be no assurance that the closing will be completed on the terms outlined herein or at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

Date: April 13, 2020	By:	/s/ Patrick L. Bridges
Patrick L. Bridges
Senior Vice President/Chief Financial Officer